SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 1, 2014

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10th Floor of Tower B, Baoneng Center,

Futong East Road, Chaoyang District, Beijing 100102 China

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Item 5.02(b)

On August 1, 2014, Peter Zhuo resigned from the Board of Directors of the Registrant, and from his positions on all board committees on which he serves. Mr. Zhuo served on the Compensation Committee and was chair of the Audit Committee. His departure was for personal reasons and not due to any disagreement with management.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

By:	/s/ Phil Fan
Name:	Phil Fan
Its:	Chief Executive Officer

Dated: August 6, 2014